Exhibit 10.1

As of March 30, 2005

Services Acquisition Corp. International
401 East Las Olas Boulevard

Suite 1140

Fort Lauderdale, Florida 33301

Broadband Capital Management LLC

805 Third Avenue

New York, New York 10022

Re:              Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of Services Acquisition Corp. International (“Company”), in consideration of Broadband Capital Management LLC (“Broadband “) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.                                       If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by her in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.                                       In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within her power to cause the Company to liquidate as soon as reasonably practicable.  In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to her Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.  The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

3.                                       In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned might have.

4.                                       The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Broadband Capital Management LLC that the business combination is fair to the Company’s stockholders from a financial perspective.

5.                                       Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for her out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.                                       Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.                                       The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.                                       The undersigned agrees to be the Chairman of the Board and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and Broadband and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire furnished to the Company and Broadband and annexed as Exhibit B hereto is true and accurate in all respects.  The undersigned represents and warrants that:

(a)                                  he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)                                 he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)                                  he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.                                       The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board and Chief Executive Officer of the Company.

10.                                 The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Broadband and its legal representatives or agents (including any investigative search firm retained by Broadband) any information they may have about the undersigned’s background and finances (“Information”).  Neither Broadband nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.                                 As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business that provides services selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

12.                                 The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

STEVEN R. BERRARD
Print Name of Insider

/s/ Steven R. Berrard
Signature

EXHIBIT A

Steven R. Berrard has been our chairman of the board and chief executive officer since our inception.  Mr. Berrard has served as Managing Partner of New River Capital Partners, a private equity fund, which he co-founded, since 1997.  Prior to co-founding New River Capital Partners, from 1996 to 1999, Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation, Inc., the nation’s leading automotive retail company.   When Mr. Berrard left AutoNation in 1999, the operations of AutoNation included more than 400 automotive dealerships, National Car Rental, Alamo Rent-A-Car and Car-Temps U.S.A.  In three years, Mr. Berrard guided AutoNation from a fledgling enterprise to the 83rd largest company on the 1999 Fortune 500 with over $20 billion in revenue.  During his time at AutoNation, Mr. Berrard was also instrumental in the growth (both organic and via acquisition) of the automotive businesses, but also of the company’s alarm monitoring and waste disposal business units; the alarm monitoring business was sold in 1997 for $610 million, the waste disposal business was sold to shareholders in 1999 as Republic Services, which today is a publicly traded company with a market capitalization in excess of $4.9 billion. Mr. Berrard served as a director of Gerald Stevens, Inc., a retailer and marketer of flowers, plants and decorative gifts, from April 1999, and as Chairman of the Board from October 1999, until immediately following Gerald Stevens, Inc.'s filing for Chapter 11 bankruptcy protection on April 23, 2001.

Prior to joining AutoNation, from 1987 to 1996, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, and as a member of the Board of Directors of Viacom, Inc.  As President and Chief Executive Officer, Mr. Berrard was responsible for the direction and operation of more than 70,000 employees at 4,500 Blockbuster stores located in 20 countries, Showtime Networks, Spelling Entertainment Group, Paramount Parks, and Virgin Interactive Entertainment.

Prior to his tenure with Blockbuster, Mr. Berrard served as President of Huizenga Holdings, Inc., and served in various positions with subsidiaries of Huizenga Holdings, including Waco Leasing Company and Port-O-Let International, Inc., where he was President, Chief Financial Officer, Treasurer and Secretary.  Prior to joining Huizenga Holdings, Mr. Berrard was employed by Coopers & Lybrand.

Mr. Berrard earned his BS in Accounting from Florida Atlantic University and is a member of the Board of Directors of HealthSouth (Audit Committee and Chairman of the Finance Committee), and Swisher International, Inc.  He has also served on the Board of Birmingham Steel prior to its sale in 2002 as well as the Board of Boca Resorts, Inc. prior to its sale to the Blackstone Group in December 2004. In 2001, Governor Jeb Bush appointed Mr. Berrard as a Commissioner of the North Broward Hospital District where he serves as Chairman of the Finance Committee, the Management Information Systems Committee and the Pension Committee.